UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Carpet Cleaning Depot Corp.
                 (Name of small business issuer in its charter)

                                    Delaware
            (State or jurisdiction of incorporation or organization)

                                      7217
            (Primary Standard Industrial Classification Code Number)

                                   81-0556328
                     (I.R.S. Employer Identification Number)

        1516 East Swan Circle, St. Louis, Missouri 63144, (314) 968-5518
          (Address and telephone number of principal executive offices)

                1516 East Swan Circle, St. Louis, Missouri 63144
(Address of principal place of business or intended principal place of business)

                                  Alan L. Frank
          2 Read's Way, Suite 220, New Castle, DE 19720, (215) 864-2900
            (Name, address and telephone number of agent for service)

                Approximate date of proposed sale to the public:
      From time to time after the registration statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================
Tile of each class of                                       Proposed
 common stock to be    Amount to be   Dollar amount to   maximum offering      Amount of
     registered         registered     be registered    price per unit (1)  registration fee
--------------------------------------------------------------------------------------------
Common Stock             3,113,000        $155,650             $.05              $31.13
--------------------------------------------------------------------------------------------
TOTAL                                                                            $31.13
============================================================================================


----------
(1) Estimated solely for the purpose of calculating the registration fee using the price per share at which common stock was recently sold.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET

FORM SB-2 ITEM NUMBERS AND CAPTION                          HEADING IN PROSPECTUS
1.   Front of the Registration Statement and
     Outside Front Cover of Prospectus                      Cover Page of Form SB-2 and of Prospectus

2.   Inside Front and Outside Back Cover                    Inside Front and Outside Back Cover
     Pages of Prospectus                                    Pages of Prospectus

3.   Summary Information and Risk Factors                   Prospectus Summary and Risk Factors

4.   Use of Proceeds                                        Not Applicable

5.   Determination of Offering Price                        Determination of Offering Price

6.   Dilution                                               Not Applicable

7.   Selling Security Holders                               Selling Stockholders

8.   Plan of Distribution                                   Plan of Distribution

9.   Legal Proceedings                                      Legal Proceedings

10.  Directors, Promoters, Executive Officers,
     Promoters and Control Persons                          Management

11.  Security Ownership of Certain
     Beneficial Owners and Management                       Principal Stockholders

12.  Description of Securities                              Description of Securities

13.  Interest of Named Experts and Counsel                  Experts

14.  Disclosure of Commission Position
     on Indemnification for Securities Act Liabilities      Part II

15.  Organization Within Last Five Years                    Related Party Transactions

16.  Description of Business                                Proposed Business

17.  Plan of Operation                                      Plan of Operation

18.  Description of Property                                Proposed Business

19.  Certain Relationships and Related Transactions         Related Party Transactions

20.  Market for Common Equity and Related                   Market Information
     Stockholder Matters

21.  Executive Compensation                                 Management

22.  Financial Statements                                   Financial Statements


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2002

                                   PROSPECTUS

                        3,113,000 SHARES OF COMMON STOCK

                           CARPET CLEANING DEPOT CORP.


     INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE RISKS, WHICH ARE DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     THIS PROSPECTUS RELATES TO 3,113,000 SHARES OF OUR COMMON STOCK, PAR VALUE $.001 PER SHARE. THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK. WE ARE NOT SELLING ANY OF THESE SHARES AND WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SHARES. THIS OFFERING IS A SELLING SECURITY HOLDER OFFERING. THE SELLING SHAREHOLDERS MAY SELL AT A PRICE OF $0.05 PER SHARE UNTIL OUR SHARES ARE QUOTED ON THE OTC BULLETIN BOARD OR OTHER MARKET AND THEREAFTER AT THE PREVAILING MARKET PRICE OR IN PRIVATELY NEGOTIATED TRANSACTIONS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OR DETERMINED IF PASSED UPON THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is ______, 2002.

                           Carpet Cleaning Depot Corp.
                              1516 East Swan Circle
                            St. Louis, Missouri 63144

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Prospectus Summary..........................................................
Risk Factors................................................................
     Risks Related to Carpet Cleaning Depot.................................
     Risks Relating to Our Common Stock.....................................
Market for our Common Stock.................................................
Forward Looking Statements..................................................
Capitalization..............................................................
Plan of Operation...........................................................
Proposed Business...........................................................
Management .................................................................
Related Party Transactions..................................................
Principal Stockholders .....................................................
Description of Securities ..................................................
Selling Stockholders........................................................
Plan of Distribution........................................................
Legal Matters...............................................................
Experts.....................................................................
Financial Statements........................................................ F-1

                               PROSPECTUS SUMMARY

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "Carpet Cleaning Depot," "we," "our," and "us," we mean Carpet Cleaning Depot Corp., a Delaware corporation. This prospectus contains forward_looking statements and information relating to Carpet Cleaning Depot.


                           CARPET CLEANING DEPOT CORP.

     We were incorporated in the State of Delaware on May 23, 2002. Our principal executive offices are located at 1516 East Swan Circle, St. Louis, Missouri 63144. Our telephone number is (314) 968-5518 and our facsimile number is (314) 991-1226.

OUR BUSINESS

     We have never conducted any business and have minimal assets. We intend to implement our business plan to sell carpet cleaning dealerships and carpet cleaning equipment and chemical agents. Those products will be sold to service dealers who purchase a service dealership from us. Our core business strategy is to sell dealerships and then maintain a continuing relationship with our dealers by providing them with carpet cleaning equipment, chemical cleaning products and carpet cleaning business training in order to produce on-going income. Those dealers will provide carpet cleaning services and products to consumer and commercial end-users.

                                  THE OFFERING

Common stock offered by the selling stockholders     3,113,000 shares

Common stock outstanding
immediately prior to this offering                   11,780,000 shares

Common stock outstanding
immediately following this offering                  11,780,000 shares

Risk factors                                         An investment in our common
                                                     stock is highly speculative
                                                     and involves a high degree
                                                     of risk.

                                  RISK FACTORS


THE COMMON STOCK OFFERED IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN AFFORD TO LOST THEIR ENTIRE INVESTMENT SHOULD PURCHASE THE COMMON STOCK. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD VERY CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS, ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE OUR COMMON STOCK. THE RISKS ENUMERATED WITHIN THIS OFFERING ARE ALL THE MATERIAL RISKS THAT WE BELIEVE EACH INVESTOR NEEDS TO CONSIDER BEFORE CONSIDERING MAKING AN INVESTMENT IN OUR COMPANY.

RISKS RELATING TO CARPET CLEANING DEPOT:

     Because we do not have an operating history, we may report significant losses as we try to establish our business. We are a start-up company. We have no significant assets or financial resources and have had no operating revenues or earnings from operations to date. As a result we are likely to have expenses without any corresponding revenues, at least until we implement our business strategy and even then we may not be able to sell dealerships or products to generate revenue. Consequently, we expect to incur losses until we commence operations and maintain those operations at a profitable level. We may sustain significant losses during our early years of operations. If we are unable to effectively market our business and become fully operational, we will incur losses and you may lose your investment.


WE HAVE NO EXPERIENCE IN OR HISTORY OF SELLING DEALERSHIPS AND TRAINING DEALERS TO SELL AND USE CARPET CLEANING SERVICES AND PRODUCTS. IF WE CANNOT DO THIS SUCCESSFULLY YOU MAY LOSE YOUR INVESTMENT.

     We have no experience in selling dealerships and training dealers. Our growth and future operating results depend principally on our ability to initially sell dealerships and then train those dealers to operate profitably using our products and services, and then continue to sell dealerships. If we underestimate the cost to market and sell dealerships or are unable to meet our contemplated schedule or are unable to successfully train new dealers to use our products and services, our proposed operations will be materially and adversely affected and you may lose your investment.

IF WE DO NOT OBTAIN ADDITIONAL CAPITAL, WE WILL BE UNABLE TO EXECUTE OUR PLAN OF BUSINESS AND YOUR INVESTMENT MAY BE LOST.

     We will need substantial financing to market our carpet cleaning dealerships and purchase our related products. If our available cash resources are depleted before we establish operations and generate revenues, we may have to borrow funds from our president. He may be unwilling or unable to do this. Loans from other private individuals or traditional sources such as banks may not be available to us. Once our common stock begins trading, we intend to seek to raise capital in a private placement. We may be unable to raise the necessary capital. If we cannot obtain additional financing to pursue our business plans, you may lose your investment.

IF WE ARE NOT ABLE TO COMPETE WITH LONG ESTABLISHED BUSINESSES WHICH ARE NATIONALLY RECOGNIZED BY CONSUMERS, WE MAY NOT GENERATE SUFFICIENT REVENUES, AND YOU WILL LOSE YOUR INVESTMENT.

     We will be competing with large, well known and established companies and smaller locally established companies. Because we have no identity in the marketplace and no customer base, our dealers will be competing against the brand name recognition and customer loyalty of established national, regional and local carpet cleaning companies. Due to our limited capital and lack of reputation, we may not generate sufficient revenues and your investment will be lost.



ALTHOUGH WE HAVE STRUCTURED OUR BUSINESS TO AVOID UNITED STATES AND STATE FRANCHISING LAWS AND REGULATIONS, IF REGULATORS OR DEALERS CHALLENGE US IN COURT, IT MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

     We have structured our business model in a manner which we believe results in us not having to comply with United States and state franchising or similar laws and regulations. However, it is possible that regulators including the Federal Trade Commission and state attorneys general may conclude that we are violating these laws and regulations. Any investigation and litigation may be expensive and result in a finding that we are subject to these laws and regulations which may have a material adverse effect on our business.



WE DEPEND ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE LOSS OF HIS SERVICES COULD RESULT IN THE LOSS OF YOUR INVESTMENT UNLESS WE WOULD BE ABLE TO REPLACE HIM WITH AN EQUALLY QUALIFIED EXECUTIVE.


     Our potential success is largely dependent on the skills, experience and efforts of our president and chief executive officer, Mr. Mark Ladd. The loss of Mr. Ladd's services could have a material adverse effect on our business and prospects.


IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY ACQUIRE OR MERGE WITH ANOTHER ENTITY WHICH COULD CAUSE OUR MANAGEMENT AND STOCKHOLDERS TO LOSE CONTROL AND COULD REDUCE THE VALUE OF YOUR INVESTMENT.

     If we are not successful in raising additional capital and marketing and selling our carpet cleaning dealerships services and products, we may have to seek an alternate plan of business. Our plans may include an acquisition or merger with an operating entity involving the issuance of our common stock. This could result in the stockholders of the other entity obtaining control of Carpet Cleaning Depot. An acquisition may require our president to sell or transfer all or a portion of his common stock and resign as our officer and director. This will result in a change in control of Carpet Cleaning Depot.

OUR PRESIDENT CONTROLS A MAJORITY OF OUR COMMON STOCK, WHICH MEANS HE CONTROLS CARPET CLEANING DEPOT AND HAS THE ABILITY TO TAKE ACTION WHICH IS IN HIS BEST INTERESTS BUT MAY NOT NECESSARILY BE IN THE BEST INTERESTS OF THE INVESTORS OR OUR STOCKHOLDERS.


     Mr. Mark Ladd, our president owns 75.6% of all of our outstanding common stock. As a result, he will have sufficient voting power to approve matters requiring stockholder approval, including the election of directors. Mr. Ladd's interests as our majority stockholder may not be always in your best interests.

RISKS RELATING TO OUR COMMON STOCK:


BECAUSE OF STATE SECURITIES LAWS, PURCHASE OF OUR COMMON STOCK MAY BE LIMITED TO INVESTORS IN A LIMITED NUMBER OF STATES.

     Our common stock will only be available for sale in a limited number of states. Because states may place restrictions on the purchase by their residents, the market for our common stock may be limited. As a result, you may be unable to sell your shares to residents in other states.

OUR COMMON STOCK PRICE MAY BE HIGHLY VOLATILE, AND INVESTORS MAY NOT BE ABLE TO SELL THEIR STOCK AT OR ABOVE MARKET PRICES IN WHICH CASE YOUR INVESTMENT MAY BE LOST.

     If a market for our common stock develops, the market price may be highly volatile. As long as the future market for our common stock is limited, investors who purchase our common stock may only be able to sell their shares at a loss. Factors that could cause our common stock price to be volatile may include:

     *    Limited liquidity of the market for our common stock;
     *    Limited demand for our product;
     *    The start-up nature of our business;
     * Changes in how the market perceives us and how it perceives the nature of our business;
     *    Strategic partnerships or joint ventures;
     *    Additions or departures of key personnel; and
     *    Sales of common stock.



SINCE OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES, YOU MAY EXPERIENCE SUBSTANTIAL DIFFICULTY IN SELLING SHARES OF OUR COMMON STOCK


     The Securities and Exchange Commission has established the penny stock rules, which restrict the ability of brokers to sell certain securities of companies whose assets, revenues, and/or stock price fall below minimal thresholds. We are subject to these rules and our common stock is deemed a "penny stock." The penny stock rules generally require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC prior to a transaction in a penny stock. The broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. These additional requirements may hinder your ability to sell our common stock.

                           FORWARD LOOKING STATEMENTS


     This prospectus contains forward-looking statements that address, among other things, our expectations with regard to the carpet cleaning market and our ability to operate profitability within the carpet cleaning industry. In addition to these statements, trend analyses and other information including words such as "seek," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are forward looking statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward_looking statements, whether because of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward_looking statements. We anticipate that some or all of the results may not occur because of factors which we discuss in the "Risk Factors" section of this prospectus.


                                 CAPITALIZATION


                                                             As of June 30, 2002  As of September 30, 2002
                                                             -------------------  ------------------------
Stockholders' Equity                                                                     Unaudited
  Preferred stock,
  5,000,000 shares authorized, no shares issued or outstanding     $       0               $       0

  Common stock, par value $.001 per share, 45,000,000                 11,780                  11,780
  shares authorized, 11,780,000 shares issued and outstanding
  As of June 30, 2002

  Additional paid-in capital                                         134,693                 134,693
  Deficit                                                               (251)                 (9,061)
  Stockholders' equity                                               146,222                 137,412
  Total capitalization                                             $ 146,222               $ 137,412

                         DETERMINATION OF OFFERING PRICE

     The present selling security holders may offer and sell their securities at $0.5 per share in this offering, which is what they paid per share, until our shares are quoted on the OTC Bulletin Board Stock Exchange or other market and thereafter at prevailing prices or privately negotiated prices.


                                PLAN OF OPERATION

     We are a start-up company without operations or revenues. Our only expenses at this time are auditing fees, legal fees and costs of filing reports with the Securities and Exchange Commission. We are planning to raise additional funds from the sale of our common stock once a trading market develops which will assist us in buying carpet cleaning products and supplies and paying for employees we hire. We plan to begin marketing efforts in the greater St. Louis, Missouri area seeking to sell dealerships. The key to our business strategy is our ability to sell dealerships. If we fail to do so our business will fail. In marketing dealerships and purchasing equipment and supplies, we will have limited cash available and will be unable to satisfy our working capital needs through the next 12 months. If we are able to raise additional funds, we plan to expand our marketing efforts to other locations through the United States. Our principal marketing tool will be attendance at small business trade shows.


     We intend to initiate two basic marketing approaches. First, advertise through ads in local newspapers. The second is presenting a booth in small business trade shows. Mr. Ladd will initially man the booth. He will also do the initial follow up on leads generated at trade shows and from responses to newspaper advertising. The initial advertising is budgeted at $1,000 per month. A trade show presentation is budgeted at $3,000 per show, $2,000 for rental of the floor space; $1,000 in travel, hotel, and food; and, $500 for literature.


     We cannot assure you that our stock will trade, or if it does, that it will trade at prices at which we can raise the necessary capital. If we fail to obtain funds for these business expenses, we may cease operations.


                             DESCRIPTION OF PROPERTY

     We currently  __________________________________________________________ We
own no properties at present and have no intent or agreement to acquire any properties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have not had participated in any transactions, had any contractual dealings, discussions or negotiations with promoters as defined by Item 404(d) of Regulation S-B, since the inception of the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO MARKET FOR OUR SHARES

     As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. In the event that we are successful in raising capital through this offering, there will still be only a limited market (if any at all) for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

STOCK SALE RULE: POSSIBLE INABILITY TO SELL IN THE SECONDARY MARKET

     Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that our Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in our shares are subject to the Rule, the ability of purchasers in this Offering to sell their shares in the secondary market may be affected, if in fact any exists.

PENNY STOCK REFORM ACT: POSSIBLE INABILITY TO SELL IN THE SECONDARY MARKET

     In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 if the issuer has been continuously operating for less than three years, or $5,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), our Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because our shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

IMMEDIATE SUBSTANTIAL DILUTION

     As of the date of this Offering Document, the present stockholders of the Company acquired their Common Stock at a cost substantially less than the $1.00 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See "Dilution").

CONTROL OF OUR COMPANY BY EXISTING SHAREHOLDERS

     Neither the Company's Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 76.5% ? of the outstanding Common Stock of the Company. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of the Company and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of the Company's Certificate of Incorporation or Bylaws, the merger or dissolution of the Company and the sale of all or substantially all of our assets.

POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES

     We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

OTHER PROVISIONS

     The shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and nonassessable. You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

DIVIDENDS.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

                             EXECUTIVE COMPENSATION

     We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives. We currently have no written employment agreements with any of our officers.


                                PROPOSED BUSINESS


     We have had no operations to date. We offer no products or services at this time. We intend to continue to develop and implement our business plan to sell carpet cleaning dealerships and provide carpet cleaning support services, supplies and equipment. We believe that if a market for our common stock develops it will assist us in implementing our business plan. However, we intend to implement our business plan regardless. Carpet Cleaning Depot has been organized to sell dealerships to persons looking to start his or her own business. With the increasing number of layoffs of employees by major corporations, our president and founder believes that there is a growing market of potential dealers. In exchange for a fee, we will provide each dealer with necessary equipment and cleaning products as well as training and marketing support. In addition to the initial fee, we hope to be able to continue to sell supplies to our dealers as they develop their own businesses.

     Though they are limited, we believe that we have sufficient funds on hand to initiate the implementation of our business plan. Equipment for each dealership is estimated to cost approximately $25,000 excluding the van and training. The equipment includes a van, commercial carpet cleaning equipment, bulk chemicals, and advertising materials. At such time as we begin to implement our business plan, our president may actually begin providing carpet cleaning services on a test basis. However, it will not be our primary emphasis, and if we engage in this line of business in the future, it will only be to assist us in selling initial dealerships.

     The Business - Carpet Cleaning Depot will be a virtual company with a management and sales teams in place to target and sell Service Dealerships. The Company will provide all the equipment, chemicals, and training for the Service Dealers to begin operations and the necessary support to make them successful. The Company will supply its Dealers with bulk chemical cleaning agents on an ongoing basis. A Dealer may also purchase additional equipment and chemicals without purchasing additional Dealerships. The Service Dealer will provide carpet-cleaning services to both residential and commercial markets. Carpet Cleaning Depot will also supply packaged products (i.e. aerosols cleaners) to its Service Dealers for resale to its customers. The Company will out-source all production and distribution."

     Below is a list of essential items that we intend to include in each distributor's van.

     -    Butler truckmount carpet cleaning system;
     -    200' of hose;
     -    Powerflite Wand attachment;
     -    Powerflite Pre-Spray attachment;
     -    Stair & Upholstery cleaning attachments;
     - Nobles small, self-contained portable extractor with a 17" cleaning path and 8 gallon capacity;
     -    Nobles large portable, 22' cleaning path and 20 gallon capacity;
     -    17' Koblenz 175rpm buffer, with solution tank, pad driver and brush;
     -    Ten carpet bonnets;
     -    Carpet Brushes;
     -    One pile lifting rake;
     -    Case of Johnson Brand spotting agents;
     -    100' extension cord, 14/3 wire rating;
     -    Six cases of de-foamer;
     -    Six cases of Johnson heavy-Duty Pre-Spray
     -    Six cases of Johnson Extraction Cleaner;
     -    Six cases of Johnson Extraction Rinse;
     -    Four special scraper for gum and wax removal;
     -    One case of Johnson Brand Upholstery Cleaner.

     We expect to contract with the following suppliers:

     Hesco Co., 633 N. Milwaukee Ave., Niles, IL 60714
     Royal Labs, 1939 S. Vanderventer, St. Louis, MO 63110
     U. S. Products, 10450 N. Airport Dr., Hayden, IN 83835
     Moore Research, Tower Grove Ave., St. Louis, MO 63110
     Midco Products, 620 Spirit of St. Louis Blvd., St. Louis, MO 63110


THE MARKET


     There are two distinct aspects to the market for our proposed business. First there are the persons to whom we intend to sell dealerships. The other aspect consists of consumers and small businesses who will use the services of our dealers. Throughout the year, small business trade shows are held in major cities in the United States which attract numerous looking to purchase a business or supplement their income in order to maintain or improve their standard of living. We intend to price our dealerships at $60,000 which is substantially less than prices charged by our competitors. For example, one competitor is Steam Master which charges $199,000.

     Dealership Market - Carpet Cleaning Depot's target customer is the person who is looking for his or her own business. Every year, in every major city in the United States, thousands of people flock to small business trade shows looking for a new source of income or supplemental income to improve or maintain their standard of living. Americans want to be the owner of their own company; A company that can provide financial security for them and their families. In addition, although large, well-established companies have name recognition, the dealership price tag is three times more expensive.

     Consumer Carpet Cleaning Market ' The customer service industry is one of the fastest growing business areas in the United States. Specialty services such as carpet cleaning have been around for the past twenty years, however, in recent years do-it-your-self product have lost there luster and consumers are turning to professional specialists to perform these tasks.


     Although we will endeavor to continually supply our dealers with cleaning chemicals and with home cleaning supplies which they can sell to consumers, they will not be obligated to purchase these supplies from us.

MARKETING

     Our business strategy is to sell carpet cleaning dealerships to individuals seeking to own and operate their own business who do not have the funds to purchase more expensive dealerships from long-established "name" companies and to sell carpet cleaning equipment, chemical cleaning products and carpet cleaning business training to our dealers. We intend to supply our dealers with bulk chemical cleaning products and upgraded equipment components on an ongoing basis. We will market its business strategy through participation in industry trade shows and by placing advertisements in local newspapers located in various national regions. We will also market our products and services through a professional sales team trained to assist our dealers in all phases of carpet cleaning business operations, including business development, equipment upgrades, retail product sales and inventory purchasing.

     We expect that we will reach our target clients by participating in trade shows and by placing advertisements in local newspapers. As we become operational and funded, we intend to hire a sales and marketing staff consisting of one full-time marketing manager and three full-time sales persons. As of now we have no employees. Our founder, Mr. Mark Ladd, has agreed to devote a portion of his time without compensation to our business until such time as we have sold enough dealerships to establish that our business plan is viable. Other than Mr. Ladd, we have no employees.


     Excluding dealership fees, five dealership will generate a gross profit margin of $1,100 per month, nine dealership will generate $2,750 per month, and thirty four dealership (projected by the end of year one) will generate almost $16,000 in gross profit per month. In month five the company projects to sell two dealerships, in month six three dealerships, in month seven four dealership, and month eight and thereafter, five dealerships. In month seven the Company is projecting a pre-tax profit of $26,000 (including almost $30,000 in marketing expenses.


TRAINING AND DISTRIBUTION

     Once we become operational, we intend to lease a small facility in an industrial complex which will provide us with offices and one bay which will contain one van and which we will also use to store chemicals and marketing material. We also intend to use a portion of the bay as a training area. Training will initially be done by our president, Mr. Mark Ladd who has no direct experience in our business; however, Mr. Ladd has 5-years combined experience as a commercial real estate broker and facilities manager of commercial buildings. If we grow, Mr. Ladd will recruit a person to assist in this aspect of our business.


     Mr. Ladd was responsible for maintaining and replacement of carpet for 8 office buildings consisting of over 1,000,000 square feet. He was responsible for preparing the specifications for each building, and at the same time bidding this process out to a minimum of three contractors. Along with the replacement of carpeting, he was responsible for the monthly cleaning of the flooring. Mr. Ladd is very familiar with the different types of commercial cleaning services and the different methods used. He continually supervised the crews in his building to see if they would meet certain performance criteria. His tenure as a facility manager for over 3 years should suffice as experience to train and oversee a carpet cleaning business."

     In addition, Scott Sandler, owner of Diversified Services ("Janitorial Services & More"), P.O. Box 336, O'Fallon, MO 63366, Telephone 636-978-0371, has entered into a Consulting Agreement with the Company.

     Mr. Sandler, a graduate of Southwest Missouri State University, has over 6 years experience in janitorial services including extensive carpet cleaning experience. Prior to starting his own company, Mr. Sandler was a regional manager for a national mall maintenance company.

     Starting with the signing of our first dealership, Mr. Sandler will provide hands-on training for each dealership for a term of twelve consecutive months in return for $1,000 per month.


     Based upon our preliminary research, we believe that there are ample sources of supplies for our proposed business. Vans can be purchased from the wide variety of automobile dealers. We do not intend to require our dealers to provide any form of advertising or otherwise identify their vans as being associated with Carpet Cleaning Depot. There are a number of available places that distribute commercial carpet cleaning equipment and the bulk chemicals that we will be recommending that our dealers use. This aspect of our business will become increasingly important to us if we are successful in selling dealerships and in assisting our dealers in growing their own businesses since we hope that our dealers will purchase supplies directly from us. Additionally, we plan to supply our dealers with aerosol cleaning products which they can resell to their customers. A number of available sources are available for these products as well.

REGULATORY MATTERS


     We are not subject to any state or federal franchising laws because we are marketing and selling dealerships, not franchises. We intend to initially market and sell dealerships only in the State of Missouri. It is possible that regulators may disagree with us. Any regulatory investigations or litigation brought by dealers can be time consuming and expensive and if we are unsuccessful, we might be forced to cease operations.

     Upon further research, we are confident that it is unlikely that the disposal of carpet cleaning chemicals by our dealers would be subject to federal, state and local laws and/or regulations. If our dealers encounter significant costs in complying with current environmental laws and regulations, we may be hampered in selling dealerships and generating revenues from the sale of products. This could have a material adverse effect on our business and your investment.

     However, since the products we will be requiring our dealerships to employ are water soluble, we do not believe that we are subject to any EPA regulation.

     We will advise our independent dealers that they are responsible for complying with applicable laws including those in the of local environmental authorities but, as a practical matter, we will not be able to control their actions. If we are the subject of the environmental investigations of litigation, we may not be able to afford legal fees in connection with such defense and if we are unsuccessful, we may not be able to remain in business."


COMPETITION

     We will be an insignificant participant among the already established entities which engage in local and national carpet cleaning industries. There are many carpet cleaning companies with brand name recognition and established customer bases. These companies include Stanley Steamer, Steam Master, Sears Home Central and Coast to Coast Restoration. These companies dominate the highly competitive carpet cleaning industry and have significantly greater financial and personnel resources and technical expertise than we do. In light of our limited financial resources and limited management availability, we will be at a significant competitive disadvantage in local and national carpet cleaning industries.


     Carpet Cleaning Depot does have one major advantage over the other national or regional organizations, price. A Carpet Cleaning Depot Dealership costs $60,000 and included everything necessary to get started. By comparison Steamaster's all inclusive price is $199,000. The Dealer's revenue flows is from the number of customers serviced and the volume of resale products sold. Independent Carpet Cleaning Depot dealers will be able to discount or be price competitive with other carpet cleaning operations in the region. The Company sells the chemicals and cleaners to the dealer, but does not receive overrides on the dealer's revenue.


FACILITIES AND EMPLOYEES


     Initially, we intend to use the facilities of Scott Sanders at As discussed above, once we become operational, we intend to lease a small facility containing an office and a bay which will permit us to store a van, and chemicals and provide training to dealers. We believe that there is a substantial amount of available industrial space in the greater St. Louis, Missouri area at competitive prices.

     Mr. Mark Ladd, our President, is our only employee. He is working on a part-time basis and is not charging any salary. At such time we become operational and our business plan proves to be viable, Mr. Ladd intends to devote his full time to our business. We will hire additional persons as may be required including a secretary/bookkeeper, administrative assistant and a chief financial officer. We plan to initially concentrate on hiring a marketing manager and salesman who will concentrate on selling dealerships.


     Our executive offices are located at 1516 East Swan Circle, St. Louis, Missouri 63144, where our president resides. We do not pay rent to our president for this space. We have not been involved in any material legal or governmental proceedings.

                                   MANAGEMENT

DIRECTOR AND EXECUTIVE OFFICER

     The following table summarizes general information about our sole officer and director. Our bylaws provide that we shall have a minimum of one director and a maximum of nine directors. The directors are elected at the annual meeting of our stockholders. Each director serves a term of one year or until his successor is duly elected and qualified. There is no limitation on the number of terms for which a person can serve as a director. Vacancies are filled by a majority vote of the remaining directors then in office.

     In the future, our officers will be elected at the first meeting of our board of directors following the annual stockholders meeting. At a minimum, we are required to have a president, a secretary, and a treasurer. Additional officers may be added at the discretion of the board of directors. There is no limitation on the number of terms for which a person can serve as an officer. Vacancies are filled by a majority vote of the directors.


     MARK LADD. Mr. Ladd, age 26, has been our president, CFO, secretary and treasurer and our sole director since our inception. Mr. Ladd has worked in the commercial real estate industry for five years. He is the former managing partner of the Tenant Advisory Group within the St. Louis Division of CB Richard Ellis. Mr. Ladd has worked as an associate at Maly Commercial Realty from May 1997 to May 1998, as a Property Manager for Colliers-Turley-Martin-Tucker from May 1998 to December 1999, as an Associate for Equis Corporation from December 1999 to December 2000 and an Associate for CB Richard Ellis from December 2000 to present.

     Maly Commercial Realty - Development Company

     I conducted market analysis for companies such at Wal Mart, Lowes, Staples and International House of Pancakes for potential development sites throughout the U.S. Performed budget analysis for the same.

     Colliers Turley Martin Tucker - Property Management Company

     I managed over 1,000,000 square feet of space for Fortune 500 clients. Prepared monthly budget statements highlighting any variances during the month. These variances had to be accounted for and explained to the appropriate asset manager. Managed of staff of 10 service technicians, as well as 2 assistants.

     CB Richard Ellis - Commercial Real Estate

     I provide consultative serves to Fortune 500 clients. These services include lease vs. buy analysis, build vs. lease analysis, as well as any acquisition or disposition needs that may arise. We work with corporate clients to streamline their balance sheets to expunge any underperforming assets, which may includes real estate. We work solely on behalf of the corporate client, and particularly the end user of office and industrial space."


                           RELATED PARTY TRANSACTIONS


     On May 30, 2002, Mr. Mark Ladd purchased 9,000,000 shares of our common stock for a total of $9,000. One hundred thousand (100,000) shares of common stock were gifted from Mark Ladd to Michael and Beth Harris.

                             PRINCIPAL STOCKHOLDERS

     The following table provides ownership information for our sole officer and director who is the only beneficial owner of more than five percent of our common stock as of June 30, 2002. He has sole voting and investment power.

                    NAME AND ADDRESS OF      AMOUNT AND NATURE OF     PERCENT OF
TITLE OF CLASS      BENEFICIAL OWNER (1)     BENEFICIAL OWNERSHIP       CLASS
--------------      --------------------     --------------------       -----
Common Stock        Mark Ladd                  8,900,000 shares         75.6%
                    1516 East Swan Circle
                    St. Louis, MO 63144

----------
(1) Beneficial ownership exists when a person has either the power to vote or sell our common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise.

                            DESCRIPTION OF SECURITIES

     The following is a summary of the material terms of our capital stock. It is subject to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock. We have 11,780,000 shares of common stock outstanding.

     All common stock sold in this offering will be freely tradable without any restrictions. Sales of substantial amounts of common stock in the public market could adversely affect our ability to raise capital at a time when we need it or on terms favorable to us.

COMMON STOCK

     We have 33 common stockholders. Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

     In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

     Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We have not paid any dividends. We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

PREFERRED STOCK

     We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock. The board of directors, which consists solely of Mr. Mark Ladd, is authorized to fix the following rights and preferences of the preferred stock:


     -    The rate of dividends and whether such dividends shall be cumulative.
     -    The price at and the  terms  and  conditions  on which  shares  may be redeemed.
     -    The  amount   payable  in  the  event  of  voluntary  or   involuntary
          liquidation.
     - Whether or not a sinking fund shall be provided for the redemption or purchase of shares.
     -    The terms and conditions on which shares may be converted.
     - Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.


     Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Carpet Cleaning Depot without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW


     Following this offering, we will be subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes a stockholder owning 15% of a corporation's outstanding voting common stock, for a period of three years after the date in which the person became an interested stockholder, unless:

* the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

* upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

* on or after such date, an acquisition is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

INDEMNIFICATION AND LIABILITY OF OUR DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. However, our certificate of incorporation provides that our indemnification obligations shall not cover matters including expenses arising from any proceeding in which we assert a claim against the officer or director. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.



DIVIDEND POLICY

     Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                              SELLING STOCKHOLDERS

     The selling stockholders named below are selling our common stock pursuant to this prospectus. The table assumes that all of the common stock registered in this registration statement will be sold in this offering. We believe that the selling stockholders listed in the table have sole voting and investment powers with respect to the common stock offered. We will not receive any proceeds from the sale of the common stock offered in this prospectus.

                                   AMOUNT
                                    HELD       AMOUNT       AMOUNT    PERCENTAGE
                                   BEFORE    OFFERED IN   HELD AFTER    AFTER
STOCKHOLDER NAME                  OFFERING   PROSPECTUS    OFFERING    OFFERING
----------------                  --------   ----------    --------    --------
Alex R. Aal                        100,000     100,000            0        *
  6038 Shelter Bay Ave.
  Mill Valley, CA 94941

Brett Andrew Douglas                50,000      50,000            0        *
  8720 Birch Lane
  Prairie Village, KS 66207

Alexis Forman                       50,000      50,000            0        *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Sarah Foreman                       50,000      50,000            0        *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Sidney Foreman                      50,000      50,000            0        *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Richard M. Gerber                  100,000     100,000            0        *
  612  14th Street
  Manhattan Beach, CA 90266

Sol Gerber                         100,000     100,000            0        *
  18855 La Amistad Pl.
  Tarzana, CA 91356

Michael D. and Beth J. Harris      100,000     100,000            0        *
  5770 Dixie Bell Road
  Palm Beach Gardens, FL
  33418

Seymour and Monica Kahn            100,000     100,000            0        *
  213 Fowling Street
  Playa Del Rey, CA 90293

Nicole Kalhorn                      50,000      50,000            0        *
  5850 Old Ranch Road
  Colorado Springs, CO 80908

Simone Kalhorn                      50,000      50,000            0        *
  5850 Old Ranch Road
  Colorado Springs, CO 80908

Arthur F., III Kerckhoff            50,000      50,000            0        *
  703 Graeser Road
  St. Louis, MO 63141

Christie Kerckhoff                  50,000      50,000            0        *
  10380 Sanndis Dr., #10
  St. Louis, MO 63146

Mark Ladd(1)                     8,900,000     233,000    8,667,000      75.6%
  1516 East Swan Circle
  St. Louis, MO 63144

Todd Lipson,                        50,000      50,000            0        *
  1039 Nooning Tree
  Chesterfield, MO 63017

Brian C. Moss,                     100,000     100,000            0        *
  111 Cherrywood Parc
  O'Fallon, MO 63366

Les M. Moss,                       100,000     100,000            0        *
  12395 Woodline Dr.
  St. Louis, MO 63141

Michael Moss                       100,000     100,000            0        *
  935 Rosalind Road
  San Marino, CA 91108

Morris Moss                        100,000     100,000            0        *
  13550 S. Outer, 4D
  Chesterfield, MO 63017

Susan Moss                         400,000     400,000            0        *
  759 Cedarfield Court
  Chesterfield, MO 63017

Flavian Mueller                    100,000     100,000            0        *
  360 Waycliff Drive S.
  Wayzata, MN  55391

Marilyn Nichols                    100,000     100,000            0        *
  700 Talbot Avenue
  Pacifica, CA 94044

John and Barbara Olsen             100,000     100,000            0        *
tenants-in-common
  2651 S. St. Marks Ave.
  Bellmore, NY 11710

Rickie Rubin                        50,000      50,000            0        *
  703 Graeser Road
  St. Louis, MO 63141

Jeremy Ryan                         70,000      70,000            0        *
  7719 Gissler
  St. Louis, MO 63117

Bradley J. Sandler                 100,000     100,000            0        *
  221 S. Clay Avenue, #1S
  Kirkwood, MO 63122

Lillian Sandler                    100,000     100,000            0        *
  7 Clayton Hills
  Town & Country, MO 63131

Scott Sandler                      100,000     100,000            0        *
  210 Equestrian Downs Dr.
  St. Peters, MO 63376

Joshua Shriber                     100,000     100,000            0        *
  440 Avenue E
  Redondo, CA 90277

Larry W. and Laurie B. Shriber     100,000     100,000            0        *
  1716 18th Street
  Manhattan Beach, CA 90266

Stan and Toby Arenberg Trust       100,000     100,000            0        *
  2213 Midvale Avenue
  Los Angeles, CA 90064

Pat Ellis Stubbs                    60,000      60,000            0        *
  1118 W. Magnolia Blvd.
  #501
  Burbank, CA 91506

Robert J. Wilkins                   50,000      50,000            0        *
  18 Beatrice Lane
  Glen Cove, NY 11542


     Mr. Ladd is our sole officer and director. He will be limited in his ability to sell his common stock by Rule 144 under the Securities Act of 1933. In general, Rule 144, as currently in effect, provides that any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us.


* Less than 1%.

                              PLAN OF DISTRIBUTION


     We are not selling our common stock and will not receive any of the proceeds from the sale of our stock offered pursuant to this prospectus. We are registering for resale our selling stockholders' common stock. Our selling stockholders will have the ability to sell or otherwise publicly transfer their shares as explained above. The distribution of the common stock by the selling stockholders may be effected in one or more transactions that may take place in broker transactions or as privately negotiated transactions or through sales to dealers acting as principals in the resale of the common stock.


     We are unaware of any underwriting arrangements into which our selling stockholders have entered. Any of the selling stockholders, acting alone or in concert with one another, could be considered statutory underwriters under the Securities Act, if they directly or indirectly conduct a distribution of the common stock on our behalf. Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions, discounts or concessions received by broker-dealers and any profit on the resale of the shares sold by them may be deemed to be underwriting compensation under the Securities Act. Compensation to be received by any broker-dealers and retained by the selling stockholders in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this prospectus.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholders may indemnify any broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.


                                LEGAL PROCEEDINGS

     There are currently no pending or threatened legal proceedings which involve WSW or against any of our officers or directors as a result of their capacities with WSW.


                            INTEREST OF NAMED EXPERT

     Our financial statements for the period ended June 30, 2002, appearing in this prospectus have been audited by Rogoff and Company, P.C. independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                             REPORTS TO STOCKHOLDERS

     We are required to and will file quarterly, annual and other reports with the SEC. Our annual report will contain the required audited financial statements. We will provide stockholders with our annual report on Form 10-KSB at the time we send notice of our annual meeting to our stockholders. We do not intend to send our stockholders other reports we file with the SEC. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 by paying it fees. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website on the at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                             AND FOR THE PERIOD FROM
                           MAY 23, 2002 (INCEPTION) TO
                                  JUNE 30, 2002
                                       AND
                THREE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)


                                TABLE OF CONTENTS


Independent Auditors' Report                                                 F-1

FINANCIAL STATEMENTS

     Balance Sheets                                                          F-2

     Statements of Operations                                                F-3

     Statements of Changes in Shareholders' Equity                           F-4

     Statements of Cash Flows                                                F-5

     Notes to Financial Statements                                   F-6 to F-11

                          Independent Auditors' Report


To the Board of Directors and Stockholders of CARPET CLEANING DEPOT CORP.

We have audited the accompanying balance sheet of Carpet Cleaning Depot Corp. (a development stage enterprise) as of June 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from May 23, 2002 (inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpet Cleaning Depot Corp. as of June 30, 2000, and the results of its operations and its cash flows for the period from May 23, 2002 (inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Rogoff & Company, P.C.

New York, New York
July 18, 2002

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                 June 30,     September 30,
                                                                   2002           2002
                                                                 ---------      ---------
                                                                               (Unaudited)
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                      $ 142,000      $  93,190
                                                                 ---------      ---------

    TOTAL CURRENT ASSETS                                           142,000         93,190

OTHER ASSETS
  Deferred offering costs                                            4,222         44,222
                                                                 ---------      ---------

    TOTAL OTHER ASSETS                                               4,222         44,222
                                                                 ---------      ---------

      TOTAL ASSETS                                               $ 146,222      $ 137,412
                                                                 =========      =========

                              SHAREHOLDERS' EQUITY

SHAREHOLDERS' DEFICIT:
  Common stock, $0.001 par value, 45,000,000 shares
    authorized, 11,780,000 shares issued and outstanding         $  11,780      $  11,780
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, 0 shares issued and outstanding                         --             --
    issued and outstanding, respectively
  Additional paid-in capital                                       134,693        134,693
  Deficit accumulated during the development stage                    (251)        (9,061)
                                                                 ---------      ---------

    SHAREHOLDERS' EQUITY                                           146,222        137,412
                                                                 ---------      ---------
      TOTAL STOCKHOLDERS' EQUITY                                 $ 146,222      $ 137,412
                                                                 =========      =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                             For the period                            Cumulative
                                              from May 23,                            May 23, 2002
                                            2002 (inception)      For the three       (Inception)
                                                   to              months ended         through
                                                June 30,          September 30,       September 30,
                                                  2002                2002                2002
                                              ------------        ------------        ------------
                                                                   (Unaudited)         (Unaudited)
OPERATING INCOME:
  Operating income                                      --                  --                  --
                                              ------------        ------------        ------------
OPERATING EXPENSES:
  General and administrative expenses                  251               9,098               9,349
                                              ------------        ------------        ------------
                                                       251               9,098               9,349
                                              ------------        ------------        ------------

LOSS FROM OPERATIONS                                  (251)             (9,098)             (9,349)
                                              ------------        ------------        ------------
OTHER INCOME (EXPENSES):
  Interest income                                       --                 288                 288
                                              ------------        ------------        ------------

NET LOSS                                      $       (251)       $     (8,810)       $     (9,061)
                                              ============        ============        ============

NET LOSS PER SHARE - BASIC                    $      (0.00)       $      (0.00)       $      (0.00)
                                              ============        ============        ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OF COMMON STOCK OUTSTANDING                    9,754,474          11,780,000          11,187,923
                                              ============        ============        ============

                       SEE NOTES TO FINANCIAL STATEMENTS.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                            Deficit
                                                                                                          Accumulated
                                               Common Stock            Preferred Stock       Additional   During the
                                         ------------------------  ------------------------    Paid-in    Development
                                           Shares        Amount      Shares        Amount      Capital       Stage         Total
                                         -----------  -----------  -----------  -----------  -----------  -----------   -----------
BALANCE, May 23, 2002 (Inception)                 --  $        --           --  $        --  $        --  $        --   $        --

Proceeds from the issuance of
  common stock - Founder                   9,000,000        9,000           --           --           --           --         9,000

Proceeds from the issuance of
  common stock - Private Placement         2,780,000        2,780           --           --      134,693           --       137,473

Net loss for the period from May 23,
2002 (Inception) to June 30, 2002                 --           --           --           --           --         (251)         (251)
                                         -----------  -----------  -----------  -----------  -----------  -----------   -----------
BALANCE, June 30, 2002                    11,780,000       11,780           --           --      134,693         (251)      146,222

Net loss (Unaudited)                                                                                           (8,810)       (8,810)
                                         -----------  -----------  -----------  -----------  -----------  -----------   -----------
BALANCE, September 30, 2002 (Unaudited)   11,780,000  $    11,780           --  $        --  $   134,693  $    (9,061)  $   137,412
                                         ===========  ===========  ===========  ===========  ===========  ===========   ===========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                            For the period                            Cumulative
                                                              from May 23,                           May 23, 2002
                                                            2002 (inception)     For the three        (Inception)
                                                                   to             months ended          through
                                                                June 30,          September 30,      September 30,
                                                                  2002                2002                2002
                                                            ----------------     --------------      -------------
                                                                                   (Unaudited)         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $     (251)         $   (8,810)         $   (9,061)
  Adjustments to reconcile net loss to net cash
    used in operating activities:

    Operating activities                                               --                  --                  --
                                                               ----------          ----------          ----------

NET CASH USED IN OPERATING ACTIVITIES                                (251)             (8,810)             (9,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Deferred offering costs                                          (4,222)            (40,000)            (44,222)
  Proceeds from issuance of
    common stock - founder                                          9,000                  --               9,000
  Proceeds from issuance of
    common stock - private placement                              137,473                  --             137,473
                                                               ----------          ----------          ----------

NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES                142,251             (40,000)            102,251

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              142,000             (48,810)             93,190

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                                  --             142,000                  --
                                                               ----------          ----------          ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $  142,000          $   93,190          $   93,190
                                                               ==========          ==========          ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                   $       --          $       --          $       --
                                                               ==========          ==========          ==========
    Income taxes                                               $       --          $       --          $       --
                                                               ==========          ==========          ==========
  Non-cash financing and investing activities:
    Conversion of debt to equity                               $       --          $       --          $       --
                                                               ==========          ==========          ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2002
               (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)


NOTE 1: ORGANIZATION AND BUSINESS

CARPET CLEANING DEPOT CORP. (the "Company") was incorporated on May 23, 2002, pursuant the General Corporation Law of the State of Delaware. The Company was formed to provide carpet cleaning equipment, chemical cleaning products and carpet cleaning business training to licensees. The Company plans to supply its licensees with bulk chemical cleaning products and upgraded equipment components on an ongoing basis. The Company plans to market its business strategy through participation in industry trade shows and by placing advertisements in local newspapers located in various national regions. The Company plans to further drive its marketing efforts through a professional sales team trained to assist licensees in all phases of carpet cleaning business operations, including business development, equipment upgrades, retail product sales and inventory purchasing. The Company plans to provide its licensees with the support, training, tools and know-how to establish and implement a successful commercial and residential carpet cleaning business.

The Company is a development stage enterprise as defined by FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has not yet commenced operations. The Company's only activities to date have been its formation and raising capital. Because the Company is in the development stage, the accompanying financial statements should not be regarded as typical for normal operating periods.

NOTE 2: PRIVATE PLACEMENT OFFERING

During the period ended June 30, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. On June 4, 2002, the Company initiated an offering of securities under an exemption pursuant to RULE 506 of REGULATION D, "RULES GOVERNING THE LIMITED OFFER AND SALE OF SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED)" (the "Offering"). The Offering included the sale of up to 3,000,000 Shares of the Company's $0.001 par value voting Common Stock (the "Common Stock") at the offering price of $0.05 per Share, on a "best efforts" basis solely to accredited investors.

The Offering was concluded on June 27, 2002, with subscriptions for 2,780,000 Shares of the Company's Common Stock that raised $139,000. Offering costs of $1,527, for legal fees, registration fees, printing fees and other related expenses, were charged to the Offering, which raised an aggregate of $137,473 for the Company.

                          CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2002
                (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)

NOTE 3: PROPOSED PUBLIC OFFERING

During the period ended June 30, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to register the Shares sold in the private placement offering, pursuant to the SECURITIES ACT OF 1933 (AS AMENDED). The Company plans to file FORM SB-2 with the UNITED STATES SECURITIES AND EXCHANGE COMMISSION and, once approved, to INITIATE QUOTATION on either THE OTC BULLETIN BOARD(R) (the "OTCBB") or any other comparable quotation media.

NOTE 4: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company maintains its cash in a bank deposit account at a financial institution, which is insured by the Federal Deposit Insurance Corporation up to $100,000. The bank account, at the balance sheet date, exceeded federally insured limits. The Company has not experienced any losses on such accounts.

DEFERRED OFFERING COSTS

Costs and fees incurred in conjunction with the proposed initial public offering
(IPO) of the Company's securities pursuant to the SECURITIES ACT OF 1933 (AS AMENDED) have been deferred and will be charged against the gross proceeds of the offering, if successful, or expensed to operations if the offering is abandoned.

ORGANIZATION COSTS

Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations.

YEAR-END

The Company has adopted a year-end of December 31 for financial statement and income tax reporting purposes.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2002
                (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)

NOTE 4: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue is recorded as product is shipped, the price has been fixed or determined and collectability is reasonably assured.

INCOME TAXES

The Company has adopted Company has adopted FINANCIAL ACCOUNTING STANDARDS BOARD
(FASB) STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES", for financial statement reporting purposes. SFAS No. 109 requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share have been computed by dividing the net (loss) by the weighted average number of common stock and common stock equivalent shares outstanding.

ESTIMATES

The preparation of financial statements in conformity with GENERALLY ACCEPTED ACCOUNTING PRINCIPLES requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 5: INTERIM FINANCIAL STATEMENTS

The information contained in the financial statements as of and for the three months ended September 30, 2002 is unaudited. Those statements reflect all adjustments, which, in the opinion of management, are necessary for a fair statement of that interim period. All such adjustments are of a normal, recurring nature. The accounting policies followed in the presentation of interim financial results are the same as those followed on an annual basis. Operating results for interim periods are not necessarily indicative of the results that will be obtained for the year 2002.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2002
                (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)

NOTE 6: RELATED PARTY TRANSACTIONS

REAL ESTATE LEASES

The Company occupies space at the office of its President, located at 1516 East Swan Circle, St. Louis, Missouri 63144 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement accounted for as an operating lease.

NOTE 7: INCOME TAXES

The Company has a net operating loss (NOL) carryforward for federal income tax purposes of $251 and $9,061 at June 30, 2002 and September 30, 2002, respectively, available to offset income taxes in future periods until the year ended December 31, 2017. A valuation allowance of 100% has been provided against the deferred tax asset. Accordingly, the Company has not recorded any income tax expense at June 30, 2002 and September 30, 2002.

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FINANCIAL ACCOUNTING STANDARDS BOARD issued Statement No. 141, "BUSINESS COMBINATIONS" and Statement No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the FINANCIAL ACCOUNTING STANDARDS BOARD also issued Statement No. 143 "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" and in August 15, 2001, Statement No. 144 "ACCOUNTING FOR IMPAIRMENT AND DISPOSAL OF LONG LIVED ASSETS".

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2002
                (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)

NOTE 9: RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

                           CARPET CLEANING DEPOT CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2002
                (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED
                        SEPTEMBER 30, 2002 IS UNAUDITED)

NOTE 9: RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2002, the FINANCIAL ACCOUNTING STANDARDS BOARD issued Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Statement No. 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4, which requires gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. The criteria in APB Opinion No. 30 will now be used to classify those gains and losses. Statement No. 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions.

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied. The Company is in the process of analyzing SFAS Statements No. 141 through 145. Management cannot currently assess what effect the adoption of these pronouncements will have on our financial position or results of operations.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We have been advised that the SEC believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act and the Exchange Act. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The  approximate   expenses  to  date,  in  connection  with  the  issuance  and distribution of the common stock being registered will be borne by Carpet Cleaning Depot and are estimated to be as follows:

     Registration Fee                                             $   31.13
     Printing Costs                                                   91.23
     Consulting Fees and Expenses                                  1,000.00
     Accounting Fees and Expenses                                  1,800.00
     Transfer Agency Fees                                            873.35
     Edgar fees                                                      311.00
     Fed-Ex                                                          290.29
                                                                  ---------
     Total                                                        $ 4396.65
                                                                  =========


ITEM 26. RECENT SALES OF UNREGISTERED COMMON STOCK

     At our inception on May 30, 2002, we issued 9,000,000 shares of our common stock to Mr. Mark Ladd, our founder for $9,000. We sold the 2,780,000 shares of common stock listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. All of the investors are accredited investors. No brokers were used for this offering. No commissions or finders fees were paid.

                                                      AMOUNT OF
                                                    COMMON STOCK   CONSIDERATION
STOCKHOLDER                            DATE SOLD        SOLD          RECEIVED
-----------                            ---------        ----          --------
Alex R. Aal                             06/26/02       100,000         $ 5,000
Brett Andrew Douglas                    06/26/02        50,000         $ 2,500
Alexis Foreman                          06/26/02        50,000         $ 2,500
Sarah Foreman                           06/26/02        50,000         $ 2,500
Sidney Foreman                          06/26/02        50,000         $ 2,500
Richard M. Gerber                       06/26/02       100,000         $ 5,000
Sol Gerber                              06/26/02       100,000         $ 5,000
Seymour and Monica Kahn                 06/26/02       100,000         $ 5,000
Nicole Kalhorn                          06/26/02        50,000         $ 2,500
Simone Kalhorn                          06/26/02        50,000         $ 2,500
Arthur F. Kerckhoff, III                06/26/02        50,000         $ 2,500
Christie Kerckhoff                      06/26/02        50,000         $ 2,500
Todd Lipson,                            06/26/02        50,000         $ 2,500
Brian C. Moss                           06/26/02       100,000         $ 5,000
Les M. Moss                             06/26/02       100,000         $ 5,000
Michael Moss                            06/26/02       100,000         $ 5,000
Morris Moss                             06/26/02       100,000         $ 5,000
Susan Moss                              06/26/02       400,000         $20,000
Flavian Mueller                         06/26/02       100,000         $ 5,000
Marilyn Nichols                         06/26/02       100,000         $ 5,000
John and Barbara Olsen
  tenants-in-common                     06/26/02       100,000         $ 5,000
Rickie Rubin                            06/26/02        50,000         $ 2,500
Jeremy Ryan                             06/26/02        70,000         $ 3,500
Bradley J. Sandler                      06/26/02       100,000         $ 5,000
Lillian Sandler                         06/26/02       100,000         $ 5,000
Scott Sandler                           06/26/02       100,000         $ 5,000
Joshua Shriber,                         06/26/02       100,000         $ 5,000
Larry W. and Laurie B. Shriber, JTWROS  06/26/02       100,000         $ 5,000
Stan and Toby
Arenberg Trust                          06/26/02       100,000         $ 5,000
Pat Ellis Stubbs,                       06/26/02        60,000         $ 3,000
Robert J. Wilkins                       06/26/02        50,000         $ 2,500


100,000 shares were gifted to Michael and Beth Harris.

Item 27. EXHIBITS

     Exhibit        Description
     -------        -----------
       3.1          Certificate of Incorporation
       3.2          Bylaws

       4            Form of Stock Certificate

       5            Legal Opinion
       23           Consent of Experts
       27           Financial Data Schedule


ITEM 28. UNDERTAKINGS


We undertake to


(1) File, during any period in which we offer or sell common stock, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the common stock offered, and the offering of the common stock at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the common stock that remain unsold at the end of the offering.


(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, St. Louis, Missouri, on the ___ day of August, 2002.

                                       CARPET CLEANING DEPOT CORP.


                                       By: /s/ Mark Ladd
                                           -------------------------------------
                                           Mark Ladd,
                                           President and Chief Financial Officer


     In  accordance   with  the   requirements   of  the  Securities  Act,  this
registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                         TITLE                         DATE
----------                         -----                         ----


/s/ Mark Ladd                      Director, CFO and CEO         August __, 2002
-----------------------------
Mark Ladd

================================================================================

     YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.




















                           CARPET CLEANING DEPOT CORP.




















UNTIL _________, 2002 ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
3.1            Certificate of Incorporation

3.2            Bylaws

4              Form of Share Certificate

5              Legal Opinion

23             Consent of Experts

27             Financial Data Schedule